June 28, 2000



Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


RE:  Form N-SAR

Gentlemen:

Pursuant to Section 30 (a) of the Investment
Company Act of 1940 and Rule 30a-1, please find Franklin Value Investors Trust,
Form N-SAR as of April 30, 2000.

Should you have any questions, please call me at (916) 463-1135.
Thank you.


Sincerely,

FRANKLIN VALUE INVESTORS TRUST




S\Matt Hinkle
Fund Accounting Manager